SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2004

Date of Report
(Date of Earliest Event Reported)

T S Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29523	73-1564806

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

111 Hilltop Lane
Pottsboro, Texas 75076

(Address of principal executive offices)

902.337.0770

(Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

Item 1. Change in Control of Registrant, and

Item 2. Acquisition or Disposition of Assets

Effective August 11, 2004, T S. Electronics, Inc. (the “Company”) entered into a Stock Exchange Agreement (the “Agreement”) with Mr. Hou Xiao, the sole shareholder of China ESCO Holdings Limited (“China ESCO”), a company organized in the Hong Kong Special Administrative Region in The People’s Republic of China and its wholly owned operating subsidiary, AsiaNet PE Systems Limited. China ESCO was incorporated on February 13, 2004, to be the present holding company of AsiaNet PE Systems Limited that was organized on April 25, 2000, in the Zhu Hai City Economic Special District, Guangdong Province in The People’s Republic of China (the “PRC). China ESCO is engaged in the development and manufacturing of electrical energy saving systems and products in the PRC.

The Agreement provides that the Company will issue approximately 11,201,902 shares of its restricted common stock in exchange for 100% of the issued and outstanding capital stock of China ESCO which will represent approximately 94% of the then total issued and outstanding common stock of the Company after the exchange.

Both the Company and China ESCO have commenced due diligence investigations of each other in preparation for the consummation of the transaction. The Company plans to prepare appropriate shareholder materials for dissemination to the shareholders to obtain shareholder approval of the proposed transaction as soon as practicable, subject to completion of due diligence and receipt of appropriate financial statements of China ESCO and its subsidiary.

If the transaction is consummated, the name of the Company is expected to be changed to “China ESCO Corporation” or such other name as selected by China ESCO. Upon closing, all of the current officers and directors of the Company will resign and will be replaced by officers and directors of China ESCO. The Agreement also contemplates the adoption of a 2004 Stock Benefit Plan, the appointment of new auditors as the independent auditors of the Company and the filing of an amendment to the Certificate of Incorporation of the Company to change its name, as described above, and to increase the authorized number of shares of common stock from 30,000,000 shares to 50,000,000 shares of common stock.

The consummation of the transaction with China ESCO is subject to a number of conditions, including approval by the board of directors of the Company and China ESCO and the shareholders of the Company and China ESCO, completion of satisfactory due diligence, receipt by the Company of financial statements of China ESCO as required under applicable regulations, and satisfaction of all applicable regulatory requirements. As a result of the exchange of the China ESCO stock in exchange for the Company’s stock, China ESCO will become a wholly-owned subsidiary of the Company.

The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Business of China ESCO

The principal business of China ESCO and its subsidiary is the research, design and manufacturing of electrical energy saving systems and products. China ESCO has developed power efficiency technologies that improve the electrical efficiency of power transmission and distribution, primarily in The People’s Republic of China (the “PRC”).

The manufacturing system of China ESCO has been verified by the China Quality Certification Center and has been granted certificate IS0 #9001:2000 and certificate IS0 #14001. Its products have passed the test procedures of the Wuhan High-Voltage Research Institute. China ESCO also passed the requirements for the China National Compulsive Certification (3C Certification) and the China National Saving Certification.

All of the products of China ESCO have been researched and developed by the technicians of the Company. All key components of its products are manufactured by China ESCO, and other affiliated components are acquired from approximately 200 unaffiliated third party vendors. In addition to its direct marketing activities, China ESCO has distribution relationships with more than 200 authorized distribution companies with sales and distribution to over 30 provinces in the PRC.

China ESCO has manufactured more than 100 series of products that primarily are used in electrical appliances such as motors, air conditioners, illumination equipment, oil pumps, boilers, and other electrical transmission and distribution purposes. It has a broad range of customers, including numerous small and middle size companies, in various industries such as manufacturing, smelting, oil and gas, electronics, textiles, hospitals and publishing.

China ESCO emphasizes the service and maintenance of its energy saving products and systems after their sale to its customers, and has 25 service centers in the PRC that provide 24 hour/seven days a week services to its customers.

The principal executive office of China ESCO in the PRC is at: Jinye Industrial Mansion No2, GangEr Road, Qianshan Zhuhai, Guangdong, P.R. China, Post Code: 519020.

Forward-Looking Statements

Statements regarding the completion, timing or effect of the transaction as well as any other statements that are not historical facts in this Form 8-K current report are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include, but are not limited to, the risk that the parties will not move from the Agreement to consummation of the transaction, receipt of regulatory approvals, and satisfaction of closing conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions become incorrect, actual results may vary materially from those indicated. There can be no assurance that the parties will consummate the transactions contemplated herein.

Item 7. Financial Statements and Exhibits
Exhibits

10.1   Stock Exchange Agreement dated August 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

T S Electronics, Inc.

Date: August 20, 2004	By:	/s/ Keith Boyd
Keith Boyd
President

Exhibit 10.1

THE SECURITIES TO BE ISSUED BY T S ELECTRONICS, INC. (“TSE”) UNDER THIS EXCHANGE AGREEMENT HAVENOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), IN RELIANCE UPON REGULATION S AND OTHER EXEMPTIONS UNDER THE 1933 ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR INADEQUACY OF THIS STOCK EXCHANGE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE PERSONS ACQUIRING THE COMMON STOCK OF TSE MUST REPRESENT THAT THEY WILL NOT ENGAGE IN ANY HEDGING TRANSACTIONS FOR ONE YEAR UNLESS IN COMPLIANCE WITH THE 1933 ACT.

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 11th day of August, 2004, by and among T S Electronics, Inc., a Delaware corporation ("TSE"); China ESCO Holdings Limited (“China ESCO”), a company organized in the Hong Kong Special Administrative Region in The People’s Republic of China, including its wholly owned subsidiary, AsiaNet PE Systems Limited ("AsiaNet"), a company organized in Zhuhai City Economic Special District, Guangdong Province in The People’s Republic of China ; and Hou Xiao listed on Schedule 1(a) to this Agreement, being the sole stockholder and sole registered capital owner of China ESCO ( the "Shareholder"), upon the following premises:

PREMISES

A. TSE is presently a non-operating public company which has been in existence since 1998.

B. The Shareholder of China ESCO owns all of the issued and outstanding shares of the registered capital of China ESCO (the "China ESCO Stock") which in turn owns the entire registered capital of AsiaNet..

C. The Shareholder of China ESCO has agreed to transfer to TSE and TSE has agreed to acquire and exchange all of the ownership of the registered capital of China ESCO from the Shareholder in exchange for shares representing ninety-four percent (94%) of the then total outstanding common shares of TSE after the stock exchange, pursuant to the terms and conditions set forth in this Agreement.

D. China ESCO together with its wholly-owned foreign subsidiary, Asianet, will become wholly-owned subsidiaries of TSE after the Closing of the Exchange.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I
PLAN OF EXCHANGE

1.1 The Exchange. At the Closing (as defined in Section 1.3 below), the Shareholder of China ESCO hereby agrees to assign, transfer, and deliver to TSE, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, his certificates evidencing the China ESCO Stock duly endorsed for transfer to TSE or accompanied by stock powers executed in blank by the Shareholder, and TSE agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of TSE common stock, in the approximate amount of 11,201,902 shares of its common voting stock, par value $0.001 then representing 94% of the total issued and outstanding shares of the Common Stock of TSE (the "TSE Stock") to be issued to the Shareholder of China ESCO and his designees as listed on Schedule 1(b), in full satisfaction of any right or interest which the Shareholder held in the China ESCO Stock. The TSE Stock will be issued to the Shareholder of China ESCO and his designees with a restrictive legend as set forth on Schedule 1(a) attached hereto. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number. As a result of the exchange of the China ESCO Stock in exchange for the TSE Stock, China ESCO will become a wholly-owned subsidiary of TSE and the Shareholder of China ESCO and his designees will own ninety four percent (94%) of the then issued and outstanding common stock of TSE.

1.2 Anti-Dilution. The number of shares of TSE Stock shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the TSE common stock, par value $0.001, which may occur between the date of the execution of this Agreement and the date of delivery of such shares.

1.3 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within twenty (20) days from the mailing of the Schedule 14C Information Statement to be sent to the shareholders of TSE after it has been approved by the U.S. Securities and Exchange Commission, unless extended in writing by the parties.

1.4 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, including the payment of Mr. Kenan’s legal fees as provided in paragraph 4.7 (d) herein and the documents and stock certificates provided in paragraphs 5.2 and 5.3 herein, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents by efax, fax, email and/or express courier.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CHINA ESCO

As an inducement to, and to obtain the reliance of, TSE, China ESCO represents and warrants as follows:

2.1 Organization. China ESCO is a company duly organized, validly existing, and in good standing under the laws of the Hong Kong Special Administrative Region in The People’s Republic of China (“PRC”). China ESCO has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of China ESCO’s and its wholly-owned subsidiary’s organizational documents. China ESCO has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. China ESCO has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

2.2 Capitalization. The authorized capitalization of China ESCO consists of 10,000 shares of ordinary stock, par value HK$1, of which 10,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and were not issued in violation of the pre-emptive or other rights of any person. China ESCO has not granted any options, warrants, or other convertible securities.

2.3 Subsidiaries and Predecessor Corporations. China ESCO owns all of the registered capital of its wholly-owned subsidiary, AsiaNet, and does not own, beneficially or of record, any shares of any other corporation.

(a)   On or before September 1, 2004, China ESCO and/or its subsidiary, AsiaNet, will provide to TSE their consolidated audited balance sheets at December 31, 2003 and 2002, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002, together with notes to such statements and the opinion of Murrell, Hall, McIntosh & Co., PLLP, independent certified public accountants, with respect thereto, and their unaudited consolidated balance sheets as of June 30, 2004 and June 30, 2003 or as of a subsequent date (the "most recent China ESCO balance sheet"), consolidated statements of operations, condensed consolidated stockholders' equity, and consolidate cash flow for the six (6) months ended June 30, 2004, or as of a subsequent date, together with the notes thereto. All of these consolidated financial statements will be included in the China ESCO Schedules.

(b)   All such consolidated financial statements will have been prepared in accordance with generally accepted accounting principles in the United States. The China ESCO balance sheets present fairly as of their date the consolidated financial condition of China ESCO. China ESCO and its wholly-owned subsidiary, AsiaNet, will not have, as of the date of such consolidated balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the consolidated balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles in the United States, and all assets reflected therein will be properly reported and present fairly the value of the assets of China ESCO and its wholly-owned subsidiary, AsiaNet, in accordance with such generally accepted accounting principles. The consolidated statements of income, condensed consolidated stockholders' equity, and consolidated cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles in the United States.

(c)   China ESCO and its wholly-owned subsidiary, AsiaNet, have filed all local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid or will be paid when due. China ESCO and its wholly-owned subsidiary, AsiaNet, have filed all national, province, and local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid or are being paid when due. None of such income tax returns have been examined or audited in the PRC.

(d)   China ESCO and its wholly-owned subsidiary, AsiaNet, do not owe any unpaid national, province, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which China ESCO and its wholly-owned subsidiary, AsiaNet, may be liable in their own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, China ESCO and its wholly-owned subsidiary, AsiaNet, do not owe any past due accrued and unpaid taxes to the date of this Agreement.

(e)   The books and records, financial and otherwise, of China ESCO and its subsidiary, AsiaNet, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(f)   China ESCO and its wholly-owned subsidiary, AsiaNet, have good and marketable title to their assets and, except as set forth in the China ESCO Schedules or the consolidated financial statements of China ESCO or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

2.4 Information. The information concerning China ESCO set forth in this Agreement and in the China ESCO Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

2.5 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued China ESCO Stock.

2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement or the China ESCO Schedules, as of the most recent China ESCO consolidated balance sheet, when received:

(a)   except in the normal course of business, there will not be (i) any material adverse change in the business, operations, properties, assets, or condition of China ESCO and its wholly-owned subsidiary, AsiaNet; or (ii) any damage, destruction, or loss to China ESCO and its wholly-owned subsidiary, AsiaNet (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of China ESCO and its wholly-owned subsidiary, AsiaNet;

(b)   China ESCO and its wholly-owned subsidiary, AsiaNet, will not have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by China ESCO; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent China ESCO consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $10,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of China ESCO and its wholly-owned subsidiary, AsiaNet; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7 Title and Related Matters. China ESCO and its wholly-owned subsidiary, AsiaNet, have good and marketable title to all of their properties, inventory, interests in properties, and assets, real and personal, which will be reflected in the most recent China ESCO consolidated balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)   as such assets may be affected by laws of the Hong Kong Special Administrative Region and The People’s Republic of China;

(b)   statutory liens or claims not yet delinquent;

(c)   such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(d)   except as set forth in the China ESCO Schedules, China ESCO and its wholly-owned subsidiary, AsiaNet, own, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all properties it is currently constructing and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with China ESCO and its wholly-owned subsidiary's business. Except as set forth in the China ESCO Schedules, no third party has any right to, and China ESCO and its wholly-owned subsidiary, AsiaNet, have not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of China ESCO and its wholly-owned subsidiary, AsiaNet, or any material portion of its properties, assets, or rights.

2.8 Litigation and Proceedings. Except as set forth in the China ESCO Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of China ESCO after reasonable investigation, threatened by or against China ESCO and its wholly-owned subsidiary, AsiaNet, or affecting China ESCO and its wholly-owned subsidiary, AsiaNet, or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. China ESCO does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

2.9 Contracts.

(a)   China ESCO has provided, or will provide TSE on reasonable request, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which China ESCO and its wholly-owned subsidiary, AsiaNet, are parties or by which they or any of their assets, products, technology, or properties are bound;

(b)   All contracts, agreements, franchises, license agreements, and other commitments to which China ESCO and its wholly-owned subsidiary, AsiaNet, are parties or by which their properties are bound and which are material to the operations of China ESCO and its wholly-owned subsidiary, AsiaNet, taken as a whole are valid and enforceable by China ESCO and its wholly-owned subsidiary, AsiaNet, in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)   Except as described in the China ESCO Schedules, China ESCO and its wholly-owned subsidiary, AsiaNet, are not parties to or bound by, and the properties of China ESCO and its wholly-owned subsidiary, AsiaNet, are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as China ESCO or its wholly-owned subsidiary, AsiaNet, can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of China ESCO and its wholly-owned subsidiary, AsiaNet.

2.10 Material Contract Defaults. China ESCO and its wholly-owned subsidiary, AsiaNet, are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of China ESCO and its wholly-owned subsidiary, AsiaNet, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which China ESCO and its wholly-owned subsidiary, AsiaNet, have not taken adequate steps to prevent such a default from occurring.

2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which China ESCO and its wholly-owned subsidiary, AsiaNet, are parties or to which any of their properties or operations are subject.

2.12 Compliance With Laws and Regulations. China ESCO and its wholly-owned subsidiary, AsiaNet, have complied with all applicable statutes and regulations of any national, province, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of China ESCO and its wholly-owned subsidiary, AsiaNet, or except to the extent that noncompliance would not result in the incurrence of any material liability for China ESCO or its wholly-owned subsidiary, AsiaNet.

2.13 Approval of Agreement. The board of directors of China ESCO has authorized the execution and delivery of this Agreement by China ESCO, has or will have approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the Shareholder of China ESCO for their approval with the recommendation that the reorganization be accepted.

2.14 Material Transactions or Affiliations. Set forth in the China ESCO Schedules is a description of every material contract, agreement, or arrangement between China ESCO and its wholly-owned subsidiary, AsiaNet, and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by China ESCO to own beneficially, 10% or more of the issued and outstanding common stock of China ESCO and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to China ESCO and its wholly-owned subsidiary, AsiaNet, than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the China ESCO Schedules or otherwise disclosed herein, no officer, director, or 10% shareholder of China ESCO has, or has had since inception of China ESCO, any material interest, direct or indirect, in any material transaction with China ESCO or its wholly-owned subsidiary, AsiaNet. There are no commitments by China ESCO and its wholly-owned subsidiary, AsiaNet, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

2.15 China ESCO Schedules. China ESCO will deliver, as soon as practicable, the following schedules, which are collectively referred to as the "China ESCO Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of China ESCO as complete, true, and correct:

(a)   a schedule containing complete and correct copies of the organizational documents, in the English language, as amended, of China ESCO and its wholly-owned subsidiary, AsiaNet, in effect as of the date of this Agreement;

(b)   a schedule containing the consolidated financial statements of China ESCO and its wholly-owned subsidiary, AsiaNet, identified in paragraph 2.4(c);

(c)   a schedule requested by TSE, containing true and correct copies, in the English language, of all material contracts, agreements, or other instruments to which China ESCO and its wholly-owned subsidiary, AsiaNet, are parties or by which they or their properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.15;

(d)   a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of China ESCO or its wholly-owned subsidiary, AsiaNet, since the date of the most recent China ESCO consolidated balance sheet, required to be provided pursuant to section 2.7 hereof; and

(e)   a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the China ESCO Schedules by sections 2.1 through 2.16. China ESCO shall cause the China ESCO Schedules and the instruments and data delivered to TSE hereunder to be updated after the date hereof up to and including the Closing Date.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
THE SHAREHOLDER OF CHINA ESCO

As an inducement to, and to obtain reliance of TSE, the Shareholder of China ESCO represents and warrants as follows:

3.1 Ownership of China ESCO Shares. The China ESCO Shareholder hereby represents and warrants with respect to himself that he is the legal and beneficial owner of the percentage of China ESCO registered capital and ordinary shares set forth on Schedule 1(a) of this Agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the Shareholder has full right, power, and authority to transfer, assign, convey, and deliver his China ESCO shares; and delivery of such registered capital at the closing will convey to TSE good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

3.2 Knowledge of Representations. To the best of his knowledge and belief, the representations of China ESCO in Article II, above, are true, accurate and complete.

3.3 Restricted Stock. The Shareholder understands that the Shares to be acquired pursuant to this Agreement have not been registered under the 1933 Act with the SEC in reliance upon the exemption from the registration requirements thereof afforded by Regulation S under the 1933 Act, governing the offer and sale of securities that occur outside the U.S., nor with any state securities commission or agency. The Shareholder agrees and acknowledges that TSE will issue stop transfer instructions to its registrar and transfer agent prohibiting the transfer of the Shares of TSE delivered under this Agreement to any U.S. person for a period of one year after the date of closing of this Agreement. The Shareholder and his designees understand that the Shares to be issued to them will have the following restrictive legend or similar legend affixed thereto:

“These Shares have not been registered under the Securities Act of 1933 (the “Act”), and have been issued pursuant to an exemption pursuant to Regulation S under the Act. Until one year after the date of purchase, no amount of the Shares may be offered, sold, or transferred to any U.S. Person and no hedging transactions involving these securities may be conducted during this period. Offers, sales, or transfers in the U.S. or to a U.S. person (as defined in Regulation S promulgated under the Act) or for the account and benefit of a U.S. person are not permitted, except as provided in said Regulation S, unless the Shares are registered under the Act or an exemption from such registration under the Act is applicable.”

3.4 Citizenship and Residency. The Shareholder hereby represents and warrants to TSE that he is a citizen and resident of The People’s Republic of China, and is not a U.S. Person within the meaning of Rule 902(a) of Regulation S.

3.5 Restrictions on Transfer. The Shareholder and any assigns of the Shares agree that the Shares of TSE acquired by the Shareholder pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of in the United States or to any U.S. Person for a minimum period of one year from the Closing Date of this transaction, except by registration of such Shares under the 1933 Act and any applicable state securities laws.

3.6 No Hedging Transactions. The Shareholder and any assigns of the Shares of TSE acquired pursuant to this Agreement agree that hedging transactions involving these Shares shall not be conducted during a period of one year, unless in compliance with the 1933 Act.

3.7 Transfers. The Shareholder understands that any disposition of the Shares of TSE in violation of this Agreement shall be null and void. No transfer of the Shares shall be made by TSE’s registrar and transfer agent upon TSE’s transfer books or records unless there has been compliance with the terms of this Agreement, including the above provisions. TSE will issue stop transfer instructions to its registrar and transfer agent to the effect that the Shares of TSE may not be transferred for a period of one year after the Closing Date and may be transferred thereafter only except as provided herein. The Shareholder agrees to indemnify and hold TSE harmless from and against damages that may result from or arise out of any disposition thereof in violation of this Agreement.

3.8 Non-U.S. Transactions. In connection with the transaction which is the subject of this Agreement, the Shareholder acknowledges that offers respecting the sale of the Shares directed by TSE were received outside of the United States and that the Shareholder has not and is not engaged in or directed any unsolicited offers to buy the Shares of TSE into the United States or to any U.S. person.

3.9 No Restrictive Legend. That any documents received by the Shareholder included statements to the effect that the Shares have not been registered under the 1933 Act and that no sale of such Shares may occur during a period commencing on the Closing Date and ending one year thereafter unless the Shares are registered under the 1933 Act or are sold pursuant to an exemption from registration.

3.10 Investment Intent. The Shareholder is purchasing the Shares of TSE only for his own account and not on behalf of any U.S. person, and no sale by the Shareholder have been pre-arranged with any prospective buyer in the United States.

3.11 Agree to Register Sales of Shares. The Shareholder agrees that all offers and sales of the Shares of TSE prior to the expiration of a period commencing on the date of the closing of this transaction and ending one year thereafter shall only be made in compliance with the restrictions of Regulation S, or pursuant to registration of such securities under the 1933 Act or pursuant to an exemption thereunder, and the terms hereof.

3.12 No Reverse Stock Splits. The Shareholder of China ESCO agrees that he will not cause TSE to have any reverse stock split of the common stock of TSE during a period of three years after the closing of this Agreement, except with the written consent of Keith Boyd.

ARTICLE IV
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TSE

As an inducement to, and to obtain the reliance of China ESCO and the Shareholder, TSE represents and warrants as follows:

4.1 Organization. TSE is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the TSE Schedules (as hereinafter defined) are complete and correct copies of the Certificate of Incorporation and bylaws of TSE, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of TSE's Certificate of Incorporation or bylaws. TSE has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and TSE has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

4.2 Capitalization. TSE's authorized capitalization consists of 30,000,000 shares of common stock, par value $0.001, of which no more than 605,015 shares will be issued and outstanding at Closing. All presently issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

4.3 Subsidiaries. TSE does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

4.4 Financial Statements.

(a)   Included in the TSE Schedules are the audited balance sheets of TSE as of June 30, 2003, and the related audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended June 30, 2003 together with the notes to such statements and the opinion of Kabani & Company, Inc., independent certified public accountants, with respect thereto; the unaudited balance sheet of TSE as of March 31, 2004, and the related unaudited statements of operations, stockholders' equity, and cash flow for the nine-month period ended March 31, 2004, together with the notes to such statements.

(b)   All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved. The TSE balance sheets present fairly as of their respective dates the financial condition of TSE. TSE did not have as of the date of any such TSE balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of TSE, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c)   TSE has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

(d)   TSE has filed all federal, state, or local income tax returns required to be filed by it from inception to the date hereof. Included in the TSE Schedules are true and correct copies of the federal income tax returns of TSE filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e)   The books and records, financial and otherwise, of TSE are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(f)   TSE has good and marketable title to its assets and, except as set forth in the TSE Schedules or the Financial Statements of TSE or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

4.5 Information. The information concerning TSE set forth in this Agreement and the TSE Schedules are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the Closing date. All outstanding stock options and any other convertible securities, if any, of TSE will be terminated and cancelled as of the Closing date.

4.6 Options or Warrants. Except as set forth in Schedule 2, there are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of TSE. All outstanding stock options and warrants, and any other convertible securities, if any, will be terminated and cancelled as of the Closing Date.

4.7 Absence of Certain Changes or Events. Except as described herein or in the TSE Schedules, since the date of the most recent TSE balance sheet:

(a)   there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of TSE (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of TSE;

(b)   TSE has not (i) recently amended its Certificate of Incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of TSE; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c)   TSE has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent TSE balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of TSE; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

   (d)   It is understood and agreed that TSE will have no material liabilities or accounts payable as of the Closing date, except to Thomas J. Kenan, Esq. for legal fees (maximum of $70,758.29) and other expenses of preparing the Form 10-KSB annual report of TSE for the fiscal year ended June 30, 2004 and an Information Statement with regard to this transaction, both to be filed with the U.S. Securities and Exchange Commission, and other ordinary and customary expenses of TSE incurred after July 23, 2004. Mr. Kenan’s legal fees shall be paid at the Closing by China ESCO by wire transfer or by cashier’s check; and

(e)   to the best knowledge of TSE, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of TSE.

4.8 Title and Related Matters. TSE has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the TSE balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except

(a)   statutory liens or claims not yet delinquent;

(b)   such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c)   as described in the TSE Schedules.

4.9 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of TSE, threatened by or against or affecting TSE, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. TSE does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

4.10 Contracts. TSE is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

4.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which TSE is a party or to which it or any of its assets or operations are subject.

4.12 Governmental Authorizations. TSE has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by TSE of this Agreement and the consummation by TSE of the transactions contemplated hereby.

4.13 Compliance With Laws and Regulations. To the best of its knowledge, TSE has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of TSE or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with the U.S. Securities and Exchange Commission and state securities authorities.

4.14 Insurance. TSE owns no insurable properties and carries no casualty or liability insurance.

4.15 Approval of Agreement. The board of directors of TSE has authorized the execution and delivery of this Agreement by TSE and has approved this Agreement and the transactions contemplated hereby.

4.16 Continuity of Business Enterprises. TSE has no commitment or present intention to liquidate TSE or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

4.17 Material Transactions of Affiliations. Except as disclosed herein and in the TSE Schedules, there exists no material contract, agreement, or arrangement between TSE and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by TSE to own beneficially, 10% or more of the issued and outstanding common stock of TSE and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% shareholder of TSE has, or has had during the last preceding full fiscal year, any known interest in any material transaction with TSE which was material to the business of TSE. TSE has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

4.18 Employment Matters. TSE has no employees other than its executive officers.

4.19 TSE Schedules. TSE has delivered to China ESCO, or will deliver as soon as practicable at China ESCO's request, the following schedules, which are collectively referred to as the "TSE Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

(a)   a schedule containing complete and accurate copies of the Certificate of Incorporation and bylaws, as amended, of TSE as in effect as of the date of this Agreement; except to the extent these documents are available to China ESCO on EDGAR Online as part of filings made by TSE with the SEC;

(b)   a schedule containing any filings with the U.S. Securities and Exchange Commission (the "SEC"), not available on EDGAR;

(c)   a schedule containing a copy of the federal income tax returns of TSE identified in paragraph 4.4(d);

(d)   a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of TSE since the date of the most recent TSE balance sheet, required to be provided pursuant to section 4.7 hereof; and

(e)   a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the TSE Schedules by sections 4.1 through 4.17.

4.20. TSE shall cause the TSE Schedules and the instruments and data delivered to China ESCO hereunder to be updated after the date hereof up to and including the Closing Date.

ARTICLE V
SPECIAL COVENANTS

5.1 Stockholders’ Meeting of TSE. As soon as practicable following the execution of this Agreement, and prior to the Closing, TSE shall cause to have approved the following proposals by the written consent of the holders of a majority of the outstanding shares of common stock of TSE, which approval shall then be subject to the filing of an Information Statement with the SEC and the passage of 20 days after the mailing of the Information Statement without objecting action taken by any shareholder.

(a)   the election of Mr. Hou Xiao and Mr. Chu Na as directors of TSE effective at the time of the Closing;

(b)   the amendment to the Certificate of Incorporation of TSE to change its name to "China ESCO Corporation.," or such other name to be determined by China ESCO (the "New Name"), and to increase the authorized number of shares of TSE from 30,000,000 to 50,000,000 shares;

(c)   the approval of the “2004 Stock Option, SAR and Stock Bonus Plan” of TSE covering 5,000,000 shares of common stock, attached as Schedule 3 hereto;

(d)   the approval of this Agreement and the transactions contemplated herein; and

(e)   to take such other actions as the directors may determine are necessary or appropriate.

5.2 Consulting Agreement, Additional Shares and Finders’ Fees. At Closing, TSE will enter into a one-year Consulting Agreement with Keith Boyd, the present President and a shareholder of TSE, and with Mr. Gene Boyd, a present director and a shareholder of TSE, in the form to be attached hereto as Exhibit A and Exhibit B, respectively at the Closing. Each consulting Agreement shall provide for a consulting fee of $50,000 payable at $4,166.67 a month for one year. At the Closing, TSE shall issue 25,000 shares of its common stock to Gene Boyd and 15,000 shares of its common stock to Keith Boyd as fair compensation to them for their having made disbursements on behalf of their paying TSE obligations incurred by TSE subsequent to July 30, 2003 and for their assuming the obligation to pay $6,016.93 in additional outstanding obligations of TSE incurred subsequent to July 30, 2003, for a total of $40,123.99. At the Closing, TSE shall issue 50,000 shares of its common stock to Stephen A. Zrenda, Jr., and 20,000 shares of its common stock to Joseph J. Johnston as compensation for their having acted as finders with regard to this transaction.

5.3 Access to Properties and Records. TSE and China ESCO will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of TSE or China ESCO and its wholly-owned subsidiary, AsiaNet, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of TSE or China ESCO and its wholly-owned subsidiary, AsiaNet, as the case may be, as the other shall from time to time reasonably request.

5.4 Delivery of Books and Records. At the Closing, TSE shall deliver to Stephen A. Zrenda, Jr., Esq., legal counsel of China ESCO, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of TSE now in the possession or control of TSE or its representatives and agents.

5.5 Special Covenants and Representations Regarding the TSE Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the TSE Stock to the Shareholder of China ESCO as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933 and any applicable state statutes. Such transactions shall be consummated in reliance on Regulation S and other exemptions from the registration requirements of such statutes which depend, inter alia, upon the circumstances under which the China ESCO Shareholder acquire such securities. In connection with reliance upon exemptions from the registration requirements for such transactions, at the Closing, China ESCO shall cause to be delivered, and the Shareholder shall deliver to TSE, letters of representation in the form attached hereto as Schedule 4.

5.6 Approval of Certain Shareholders. TSE hereby represents that holders of in excess of 50% of the issued and outstanding stock of TSE have or will have timely agreed to vote in favor of the matters in Section 5.1, subject to completion of due diligence and the material accuracy of the representations and warranties in this Agreement. TSE will obtain a written agreement from these shareholders, subject to these conditions within ten (10) days of this Agreement, not to exceed ten (10) persons.

5.7 Third Party Consents and Certificates. TSE and China ESCO agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

5.8 Actions Prior to Closing.

(a)   From and after the date of this Agreement until the Closing Date and except as set forth in the TSE or China ESCO Schedules or as permitted or contemplated by this Agreement, TSE and China ESCO and its wholly-owned subsidiary, AsiaNet, respectively, will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)   From and after the date of this Agreement until the Closing Date, neither TSE nor China ESCO and its wholly-owned subsidiary, AsiaNet will: (i) make any change in their organizational documents, Certificate of Incorporation or bylaws; (ii) take any action described in section 2.7 in the case of China ESCO and its wholly-owned subsidiary, AsiaNet, or in section 3.7, in the case of TSE (all except as permitted therein or as disclosed in the applicable party's schedules); or (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

5.9 Sales Under Rules 144 or 145, If Applicable.

(a)   TSE will use its best efforts to at all times to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing all periodic reports required under the provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.

(b)   Upon being informed in writing by any person holding restricted stock of TSE as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), TSE will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

(c)   If any certificate representing any such restricted stock is presented to TSE's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to TSE and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, TSE will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 5.9 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

5.10 Indemnification.

(a)   China ESCO and the Shareholder hereby agree to indemnify TSE and each of the officers, agents and directors of TSE as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b)   TSE hereby agrees to indemnify China ESCO and each of the officers, agents and directors of China ESCO as of the date of execution of this Agreement and the Shareholders against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF TSE

The obligations of TSE under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.1 Accuracy of Representations. The representations and warranties made by China ESCO and the Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and China ESCO and the Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by China ESCO and the Shareholder prior to or at the Closing. TSE shall be furnished with a certificate, signed by a duly authorized officer of China ESCO and dated the Closing Date, to the foregoing effect.

6.2 Officer's Certificates. TSE shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of China ESCO to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of China ESCO threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the China ESCO Schedules, by or against China ESCO which might result in any material adverse change in any of the assets, properties, business, or operations of China ESCO and its wholly-owned subsidiary, AsiaNet.

6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of China ESCO and its wholly-owned subsidiary, AsiaNet, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of China ESCO and its wholly-owned subsidiary, AsiaNet.

6.4 Officer and Director Questionnaires. TSE shall have received officer and director questionnaires completed and signed by each executive officer and director of China ESCO in form and substance reasonably satisfactory to TSE and its counsel which shall contain information for use by TSE in reporting the transaction contemplated hereby on Form 8-K to be filed with the Securities and Exchange Commission.

6.5 Other Items.

(a)   TSE shall have received a shareholders list of China ESCO containing the name, address, and number of shares held by each China ESCO shareholder as of the date of Closing certified by an executive officer of China ESCO as being true, complete, and accurate.

(b)   TSE shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as TSE may reasonably request.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF
CHINA ESCO AND THE SHAREHOLDER

The obligations of China ESCO and the Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.1 Accuracy of Representations. The representations and warranties made by TSE in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and TSE shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by TSE prior to or at the Closing. China ESCO shall have been furnished with a certificate, signed by a duly authorized executive officer of TSE and dated the Closing Date, to the foregoing effect.

7.2 Stockholder Approval. The stockholders of TSE shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 5.1.

7.3 Officer's Certificate. China ESCO shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of TSE to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of TSE threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

7.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of TSE nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of TSE.

7.5 Good Standing. TSE shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that TSE is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

7.6 Other Items.

(a)   China ESCO shall have received a shareholders’ list of TSE from its transfer agent, current at least within ten (10) days prior to Closing, containing the name, address and number of shares held by each such TSE Shareholder certified by an executive officer of TSE as being true, complete and accurate.

(b)   China ESCO shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as China ESCO may reasonably request.

ARTICLE VIII
TERMINATION
8.1 Termination.

(a)   This Agreement may be terminated by the board of directors of either TSE or China ESCO at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or (iii) there shall have been any change after the date of the latest balance sheets of TSE and China ESCO, respectively, in the assets, properties, business, or financial condition of TSE and China ESCO, which could have a materially adverse affect on the value of the business of TSE and China ESCO respectively, except any changes disclosed in the TSE and China ESCO Schedules, as the case may be, dated as of the date of execution of this Agreement. In the event of termination pursuant to this paragraph (a) of section 8.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

(b)   This Agreement may be terminated at any time prior to the Closing by action of the board of directors of TSE if China ESCO shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of China ESCO contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that China ESCO shall bear its own costs as well as the costs incurred by TSE in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

(c)   This Agreement may be terminated at any time prior to the Closing by action of the board of directors of China ESCO if TSE shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of TSE contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that TSE shall bear its own costs as well as the costs of China ESCO incurred in connection with the negotiation, preparation, and execution of this Agreement.

ARTICLE IX
MISCELLANEOUS

9.1 Brokers. TSE and China ESCO agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. TSE and China ESCO each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

9.2 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Delaware. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in Oklahoma City, Oklahoma. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

9.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to TSE, to:      T S Electronics, Inc.
       c/o Keith Boyd
       111 Hilltop
       Pottsboro, TX
       Telephone: 915.337.0770
       Facsimile: 915.975.8003

With copies to:    Thomas J. Kenan, Esq.
       Fuller, Tubb, Pomeroy & Stokes
       1000 Bank of Oklahoma Plaza
       201 Robert S. Kerr Avenue
       Oklahoma City, Oklahoma 73102
       Telephone: 405.235.2575
       Facsimile: 405.232.8384

If to China ESCO, to:    China ESCO Land Limited
          c/o American Eastern Securities, Inc.
          865 South Figueroa Street, Suite 3340
          Los Angeles, CA 90017
          Telephone: (213) 488-5131
          Facsimile: (213) 488-5126

With copies to:       Stephen A. Zrenda, Jr., Esq.
          Stephen A. Zrenda, Jr., P.C.
          2440 Bank One Center
          100 N. Broadway
          Oklahoma City, OK 73102
          Telephone: (405) 235-2111
          Facsimile: (405) 235-2157

If to the Shareholder
of China ESCO, to:      Mr. Hou Xiao
              c/o Charles Hung
           American Eastern Securities, Inc.
           865 South Figueroa Street, Suite 3340
           Los Angeles, CA 90017
           Telephone: (213) 488-5131
           Facsimile: (213) 488-5126

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

9.4 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

9.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, each party and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, or such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

9.6 Expenses of Stock Exchange. TSE and China ESCO agree that they will each bear their own costs and expenses in negotiating and closing the transactions contemplated by this Agreement, including but not limited to, attorneys’ fees (except Mr. Kenan’s legal fees as provided in paragraph 4.7 (d) above), accounting fees, due diligence expenses, travel, printing, copying, mail, telephone and other related expenses; provided, however, that China ESCO shall pay TSE’s reasonable expenses related to TSE’s preparation and filing of its Form 10-KSB for the year ended June 30, 2004, of any Forms 8-K required to be filed subsequent to August 10, 2004, and of its Information Statement including the copying and mailing expenses related thereto.

9.7 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

9.8 Third Party Beneficiaries. This contract is solely between TSE and China ESCO, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

9.9 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

9.10 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

9.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

9.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

T S ELECTRONICS, INC.

Date:	By:	/s/ Keith Boyd
Keith Boyd
ATTEST:		President
By:
Secretary	CHINA ESCO HOLDINGS LIMITED

	By:	/s/ Hou Xiao
Hou Xiao
CHINA ESCO Shareholders:		President

Schedule 1(a)

to

STOCK EXCHANGE AGREEMENT

Dated August 10, 2004

The following person is the sold owner of the ordinary shares of China ESCO Holdings Limited:

   Name                   Percent of Ownership

1.    Hou Xiao               100%

Schedule 1(b)

to

STOCK EXCHANGE AGREEMENT

Dated August 10, 2004

The 11,123,568 shares of common stock of T S Electronics Inc. to be issued under the terms of the Stock Exchange Agreement shall be issued as follows:

   Name                       Number of Shares

1.    Hou Xiao                   10,354,387
   c/o Charles Hung
   American Eastern Securities, Inc.
   865 South Figueroa Street, Suite 3340
   Los Angeles, CA 90017

2.   American Eastern Securities, Inc.        332,449
   and its nominee
   965 S. Figueroa Street, Suite 3340
   Los Angeles, CA 90017

3.   Belmont Capital Group, Ltd.            252,849
   Suite A-C, 20/F Neich Tower
   128 Gloucester Road
   Wanchai, Hong Kong
   China

4.   Veronica Wai Yan Yang    79,600
   Suites D-F, 20/F Neich Tower
   128 Gloucester Road
   Wanchai, Hong Kong
   China

5.   Niu Tao, China                    84,283
   c/o Belmont Capital Group, Ltd.
   Suite A-C, 20/F Neich Tower
   128 Gloucester Road
   Wanchai, Hong Kong
   China

6.   Stephen A. Zrenda, Jr.                20,000
   2440 Bank One Center
   100 N. Broadway
   Oklahoma City, OK 73102